UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 24, 2012

Omni Ventures, Inc.
(Exact name of registrant as specified in its charter)

Kansas
(State or Other Jurisdiction of Incorporation)

333-156263	26-3404322
(Commission File Number)	(IRS Employer Identification No.)

3131 South Broadway, Los Angeles, CA	90007
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

(323) 981-0205
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Director and Officer.  On May 24, 2012, Robert M. Price, Esq., a business professional and attorney, was appointed as a Director of the Company by consent of a majority of the shareholders of the Company.

Mr. Price is currently serving as a Director for China Digital Ventures Corp. (CDVV.QB), Forex International Trading Corp. (FXIT.QB) and for the National Board of OAR (Offender Aid Rehabilitation).  He is a Bar member in good standing of the District of Columbia, Maryland, U.S. Court of Appeals for the District of Columbia Circuit, U.S. Court of Appeals, Fourth Circuit, and the U.S. Supreme Court.  Mr. Price is a graduate of the University of South Carolina, received his JD from George Washington University (1961), and the Carnegie Foundation Grantee, Hague Academy of International Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 29, 2012
OMNI VENTURES, INC.
By: /s/ Christian Wicks
Christian Wicks
President